Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$16,579,000.00	100.00%	$16,579,000.00	$925.11(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $10,979.14 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $925.11 registration fee for this offering, $10,054.03 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 423 dated July 31, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$1,716,000.00 11.00% Enhanced Yield Securities linked to the common stock of Apple Inc. due February 5, 2010

$4,436,000.00 10.50% Enhanced Yield Securities linked to the common stock of The Goldman Sachs Group, Inc. due February 5, 2010

$4,394,000.00 10.00% Enhanced Yield Securities linked to the common stock of Microsoft Corporation due February 5, 2010

$6,033,000.00 13.50% Enhanced Yield Securities linked to the common stock of Peabody Energy Corporation due February 5, 2010

Offering Information

Offerings:

This pricing supplement relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
Apple Inc.	037833100	Nasdaq	AAPL
The Goldman Sachs Group, Inc.	38141G104	NYSE	GS
Microsoft Corporation	594918104	Nasdaq	MSFT
Peabody Energy Corporation	704549104	NYSE	BTU

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Apple Inc.	February 5, 2010
	Securities linked to The Goldman Sachs Group, Inc.	February 5, 2010
	Securities linked to Microsoft Corporation	February 5, 2010
	Securities linked to Peabody Energy Corporation	February 5, 2010

Valuation Date: (as further	Securities linked to Apple Inc.	January 29, 2010
described in product supplement	Securities linked to The Goldman Sachs Group, Inc.	January 29, 2010
no. 2)	Securities linked to Microsoft Corporation	January 29, 2010
	Securities linked to Peabody Energy Corporation	January 29, 2010

Interest:

Securities linked to Apple Inc., 11.00% per annum payable monthly.

Securities linked to The Goldman Sachs Group, Inc., 10.50% per annum payable monthly.

Securities linked to Microsoft Corporation, 10.00% per annum payable monthly.

Securities linked to Peabody Energy Corporation, 13.50% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Apple Inc.	5th of each month, starting September 5, 2009
	Securities linked to The Goldman Sachs Group, Inc.	5th of each month, starting September 5, 2009
	Securities linked to Microsoft Corporation	5th of each month, starting September 5, 2009
	Securities linked to Peabody Energy Corporation	5th of each month, starting September 5, 2009

Initial Stock Price:	Securities linked to Apple Inc.	$163.39
	Securities linked to The Goldman Sachs Group, Inc.	$163.30
	Securities linked to Microsoft Corporation	$23.52
	Securities linked to Peabody Energy Corporation	$33.11

Knock-in Price:

Securities linked to Apple Inc.:
$130.712, the price that is 20% below the initial stock price.

Securities linked to The Goldman Sachs Group, Inc.:
$122.475, the price that is 25% below the initial stock price.

Securities linked to Microsoft Corporation:
$18.816, the price that is 20% below the initial stock price.

Securities linked to Peabody Energy Corporation.:
$23.177, the price that is 30% below the initial stock price.

Share Amount:	Securities linked to Apple Inc.	6.1203
	Securities linked to The Goldman Sachs Group, Inc.	6.1237
	Securities linked to Microsoft Corporation	42.5170
	Securities linked to Peabody Energy Corporation	30.2024

Exchange Listing:	None

Trade Date:	July 31, 2009

Original Issue Date:	August 5, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Apple Inc.	282645QZ6
	Securities linked to The Goldman Sachs Group, Inc.	282645QY9
	Securities linked to Microsoft Corporation	282645QX1
	Securities linked to Peabody Energy Corporation	282645QW3

Securities linked to Apple Inc	Per Security	Total
Public Offering Price	$1,000.00	$1,716,000.00
Underwriting Discount and Commission	$12.50	$21,450.00
Proceeds to Eksportfinans ASA	$987.50	$1,694,550.00

Securities linked to The Goldman Sachs Group, Inc	Per Security	Total
Public Offering Price	$1,000.00	$4,436,000.00
Underwriting Discount and Commission	$12.50	$55,450.00
Proceeds to Eksportfinans ASA	$987.50	$4,380,550.00

Securities linked to Microsoft Corporation	Per Security	Total
Public Offering Price	$1,000.00	$4,394,000.00
Underwriting Discount and Commission	$12.50	$54,925.00
Proceeds to Eksportfinans ASA	$987.50	$4,339,075.00

Securities linked to Peabody Energy Corporation	Per Security	Total
Public Offering Price	$1,000.00	$6,033,000.00
Underwriting Discount and Commission	$12.50	$75,412.50
Proceeds to Eksportfinans ASA	$987.50	$5,957,587.50

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Apple Inc.

     The examples are based on the following terms:

  an initial stock price of $163.39;

  a knock-in price of $130.712;

  an interest rate of 11.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$81.70	-50.00%	-44.50%	$555.00	-	-
$89.86	-45.00%	-39.50%	$605.00	-	-
$98.03	-40.00%	-34.50%	$655.00	-	-
$106.20	-35.00%	-29.50%	$705.00	-	-
$114.37	-30.00%	-24.50%	$755.00	-	-
$122.54	-25.00%	-19.50%	$805.00	-	-
$130.712(2)	-20.00%	-14.50%	$855.00	-	-
$138.88	-15.00%	-9.50%	$905.00	5.50%	$1,055.00
$147.05	-10.00%	-4.50%	$955.00	5.50%	$1,055.00
$155.22	-5.00%	0.50%	$1,005.00	5.50%	$1,055.00
$163.39(3)	0.00%	5.50%	$1,055.00	5.50%	$1,055.00
$171.56	5.00%	5.50%	$1,055.00	5.50%	$1,055.00
$179.73	10.00%	5.50%	$1,055.00	5.50%	$1,055.00
$187.90	15.00%	5.50%	$1,055.00	5.50%	$1,055.00
$196.07	20.00%	5.50%	$1,055.00	5.50%	$1,055.00
$204.24	25.00%	5.50%	$1,055.00	5.50%	$1,055.00
$212.41	30.00%	5.50%	$1,055.00	5.50%	$1,055.00
$220.58	35.00%	5.50%	$1,055.00	5.50%	$1,055.00
$228.75	40.00%	5.50%	$1,055.00	5.50%	$1,055.00
$236.92	45.00%	5.50%	$1,055.00	5.50%	$1,055.00
$245.09	50.00%	5.50%	$1,055.00	5.50%	$1,055.00

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.00% Enhanced Yield Securities vs. Apple Inc.*

* Based on an interest rate of 11.00% per annum and a 180-day term.

Securities linked to The Goldman Sachs Group, Inc.

     The examples are based on the following terms:

  an initial stock price of $163.30;

  a knock-in price of $122.475;

  an interest rate of 10.50%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$81.65	-50.00%	-44.75%	$552.50	-	-
$89.82	-45.00%	-39.75%	$602.50	-	-
$97.98	-40.00%	-34.75%	$652.50	-	-
$106.15	-35.00%	-29.75%	$702.50	-	-
$114.31	-30.00%	-24.75%	$752.50	-	-
$122.475(2)	-25.00%	-19.75%	$802.50	-	-
$130.64	-20.00%	-14.75%	$852.50	5.25%	$1,052.50
$138.81	-15.00%	-9.75%	$902.50	5.25%	$1,052.50
$146.97	-10.00%	-4.75%	$952.50	5.25%	$1,052.50
$155.14	-5.00%	0.25%	$1,002.50	5.25%	$1,052.50
$163.30(3)	0.00%	5.25%	$1,052.50	5.25%	$1,052.50
$171.47	5.00%	5.25%	$1,052.50	5.25%	$1,052.50
$179.63	10.00%	5.25%	$1,052.50	5.25%	$1,052.50
$187.80	15.00%	5.25%	$1,052.50	5.25%	$1,052.50
$195.96	20.00%	5.25%	$1,052.50	5.25%	$1,052.50
$204.13	25.00%	5.25%	$1,052.50	5.25%	$1,052.50
$212.29	30.00%	5.25%	$1,052.50	5.25%	$1,052.50
$220.46	35.00%	5.25%	$1,052.50	5.25%	$1,052.50
$228.62	40.00%	5.25%	$1,052.50	5.25%	$1,052.50
$236.79	45.00%	5.25%	$1,052.50	5.25%	$1,052.50
$244.95	50.00%	5.25%	$1,052.50	5.25%	$1,052.50

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.50% Enhanced Yield Securities vs. The Goldman Sachs Group, Inc. *

* Based on an interest rate of 10.50% per annum and a 180-day term.

Securities linked to Microsoft Corporation

     The examples are based on the following terms:

  an initial stock price of $23.52;

  a knock-in price of $18.816;

  an interest rate of 10.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$11.76	-50.00%	-45.00%	$550.00	-	-
$12.94	-45.00%	-40.00%	$600.00	-	-
$14.11	-40.00%	-35.00%	$650.00	-	-
$15.29	-35.00%	-30.00%	$700.00	-	-
$16.46	-30.00%	-25.00%	$750.00	-	-
$17.64	-25.00%	-20.00%	$800.00	-	-
$18.816(2)	-20.00%	-15.00%	$850.00	-	-
$19.99	-15.00%	-10.00%	$900.00	5.00%	$1,050.00
$21.17	-10.00%	-5.00%	$950.00	5.00%	$1,050.00
$22.34	-5.00%	0.00%	$1,000.00	5.00%	$1,050.00
$23.52(3)	0.00%	5.00%	$1,050.00	5.00%	$1,050.00
$24.70	5.00%	5.00%	$1,050.00	5.00%	$1,050.00
$25.87	10.00%	5.00%	$1,050.00	5.00%	$1,050.00
$27.05	15.00%	5.00%	$1,050.00	5.00%	$1,050.00
$28.22	20.00%	5.00%	$1,050.00	5.00%	$1,050.00
$29.40	25.00%	5.00%	$1,050.00	5.00%	$1,050.00
$30.58	30.00%	5.00%	$1,050.00	5.00%	$1,050.00
$31.75	35.00%	5.00%	$1,050.00	5.00%	$1,050.00
$32.93	40.00%	5.00%	$1,050.00	5.00%	$1,050.00
$34.10	45.00%	5.00%	$1,050.00	5.00%	$1,050.00
$35.28	50.00%	5.00%	$1,050.00	5.00%	$1,050.00

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.00% Enhanced Yield Securities vs. Microsoft Corporation *

* Based on an interest rate of 10.00% per annum and a 180-day term.

Securities linked to Peabody Energy Corporation

     The examples are based on the following terms:

  an initial stock price of $33.11;

  a knock-in price of $23.177;

  an interest rate of 13.50%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$16.56	-50.00%	-43.25%	$567.50	-	-
$18.21	-45.00%	-38.25%	$617.50	-	-
$19.87	-40.00%	-33.25%	$667.50	-	-
$21.52	-35.00%	-28.25%	$717.50	-	-
$23.177(2)	-30.00%	-23.25%	$767.50	-	-
$24.83	-25.00%	-18.25%	$817.50	6.75%	$1,067.50
$26.49	-20.00%	-13.25%	$867.50	6.75%	$1,067.50
$28.14	-15.00%	-8.25%	$917.50	6.75%	$1,067.50
$29.80	-10.00%	-3.25%	$967.50	6.75%	$1,067.50
$31.45	-5.00%	1.75%	$1,017.50	6.75%	$1,067.50
$33.11(3)	0.00%	6.75%	$1,067.50	6.75%	$1,067.50
$34.77	5.00%	6.75%	$1,067.50	6.75%	$1,067.50
$36.42	10.00%	6.75%	$1,067.50	6.75%	$1,067.50
$38.08	15.00%	6.75%	$1,067.50	6.75%	$1,067.50
$39.73	20.00%	6.75%	$1,067.50	6.75%	$1,067.50
$41.39	25.00%	6.75%	$1,067.50	6.75%	$1,067.50
$43.04	30.00%	6.75%	$1,067.50	6.75%	$1,067.50
$44.70	35.00%	6.75%	$1,067.50	6.75%	$1,067.50
$46.35	40.00%	6.75%	$1,067.50	6.75%	$1,067.50
$48.01	45.00%	6.75%	$1,067.50	6.75%	$1,067.50
$49.67	50.00%	6.75%	$1,067.50	6.75%	$1,067.50

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.50% Enhanced Yield Securities vs. Peabody Energy Corporation *

* Based on an interest rate of 13.50% per annum and a 180-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC makes any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Apple Inc. and its wholly-owned subsidiaries (Apple) design, manufacture, and market personal computers, portable digital music players, and mobile communication devices and sell a variety of related software, services, peripherals and networking solutions. Apple sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, resellers and value-added resellers. In addition, Apple sells a variety of third-party Mac, iPod and iPhone compatible products including application software, printers, storage devices, speakers, headphones and various other accessories and peripherals through its online and retail stores. Apple sells to education, consumer, creative professional, business and government customers. Information filed with the SEC by Apple Inc. under the Exchange Act can be located by reference to SEC file number 000-10030.

     According to its publicly available documents, The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Information filed with the SEC by The Goldman Sachs Group, Inc. under the Exchange Act can be located by reference to SEC file number 001-14965.

     According to its publicly available documents, Microsoft Corporation provides software products for computing devices worldwide. It operates in five segments: Client, Server and Tools, Online Services Business, Microsoft Business Division and Entertainment and Devices Division. Information filed with the SEC by Microsoft Corporation under the Exchange Act can be located by reference to SEC file number 000-14278.

     According to its publicly available documents, Peabody Energy Corporation (Peabody) is a private-sector coal company. Peabody owns majority interests in coal operations located throughout all major U.S. coal producing regions and in Australia. In addition to its mining operations, it markets, brokers and trades coal. Peabody's other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coaled methane production, and Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels. Information filed with the SEC by Peabody Energy Corporation under the Exchange Act can be located by reference to SEC file number 001-16463.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first two quarters of 2009 and the period from July 1, 2009 to July 31, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Apple Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	14.07	10.59	13.53
4/1/2004	6/30/2004	17.10	12.75	16.27
7/1/2004	9/30/2004	19.64	14.37	19.38
10/1/2004	12/31/2004	34.79	18.83	32.20
1/1/2005	3/31/2005	45.44	31.30	41.67
4/1/2005	6/30/2005	44.44	33.11	36.81
7/1/2005	9/30/2005	54.56	36.29	53.61
10/1/2005	12/31/2005	75.46	47.87	71.89
1/1/2006	3/31/2006	87.05	57.67	62.72
4/1/2006	6/30/2006	73.38	55.41	57.12
7/1/2006	9/30/2006	77.78	50.35	77.03
10/1/2006	12/31/2006	93.15	72.60	84.84
1/1/2007	3/31/2007	97.80	81.90	92.91
4/1/2007	6/30/2007	127.60	89.60	122.04
7/1/2007	9/30/2007	155.00	111.62	153.54
10/1/2007	12/31/2007	202.96	150.64	198.08
1/1/2008	3/31/2008	200.20	115.44	143.50
4/1/2008	6/30/2008	192.24	144.54	167.44
7/1/2008	9/30/2008	180.91	100.61	113.66
10/1/2008	12/31/2008	116.40	79.16	85.35
1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	7/31/2009	165.00	134.42	163.39

The Goldman Sachs Group, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	109.29	96.15	104.35
4/1/2004	6/30/2004	107.50	87.70	94.16
7/1/2004	9/30/2004	94.96	83.29	93.24
10/1/2004	12/31/2004	110.88	90.74	104.04
1/1/2005	3/31/2005	113.93	101.79	109.99
4/1/2005	6/30/2005	114.25	94.77	102.02
7/1/2005	9/30/2005	121.70	102.16	121.58
10/1/2005	12/31/2005	134.94	110.35	127.71
1/1/2006	3/31/2006	159.62	124.25	156.96
4/1/2006	6/30/2006	169.31	136.90	150.43
7/1/2006	9/30/2006	171.15	139.00	169.17
10/1/2006	12/31/2006	206.39	168.51	199.35
1/1/2007	3/31/2007	222.75	189.85	206.63
4/1/2007	6/30/2007	233.94	203.29	216.75
7/1/2007	9/30/2007	225.76	157.38	216.74
10/1/2007	12/31/2007	250.70	197.10	215.05
1/1/2008	3/31/2008	215.05	140.27	165.39
4/1/2008	6/30/2008	203.30	161.22	174.90
7/1/2008	9/30/2008	190.00	86.85	128.00
10/1/2008	12/31/2008	142.00	47.44	84.39
1/1/2009	3/31/2009	115.64	59.13	106.02
4/1/2009	6/30/2009	151.17	103.95	147.44
7/1/2009	7/31/2009	166.40	135.24	163.30

Microsoft Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	25.94	21.61	22.47
4/1/2004	6/30/2004	25.92	22.36	25.70
7/1/2004	9/30/2004	26.91	24.06	24.88
10/1/2004	12/31/2004	27.50	24.68	26.71
1/1/2005	3/31/2005	27.10	23.82	24.17
4/1/2005	6/30/2005	26.09	23.94	24.84
7/1/2005	9/30/2005	27.94	24.50	25.73
10/1/2005	12/31/2005	28.25	24.25	26.15
1/1/2006	3/31/2006	28.38	26.10	27.21
4/1/2006	6/30/2006	27.94	21.46	23.30
7/1/2006	9/30/2006	27.50	22.23	27.33
10/1/2006	12/31/2006	30.26	27.15	29.86
1/1/2007	3/31/2007	31.48	26.71	27.87
4/1/2007	6/30/2007	31.16	27.56	29.47
7/1/2007	9/30/2007	31.84	27.51	29.46
10/1/2007	12/31/2007	37.49	29.29	35.60
1/1/2008	3/31/2008	35.96	26.87	28.38
4/1/2008	6/30/2008	32.10	27.11	27.51
7/1/2008	9/30/2008	28.50	24.01	26.69
10/1/2008	12/31/2008	27.47	17.50	19.44
1/1/2009	3/31/2009	21.00	14.87	18.37
4/1/2009	6/30/2009	24.33	18.19	23.77
7/1/2009	7/31/2009	25.72	22.00	23.52

Peabody Energy Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	11.84	8.52	10.89
4/1/2004	6/30/2004	13.11	9.77	13.10
7/1/2004	9/30/2004	14.14	11.88	13.93
10/1/2004	12/31/2004	20.32	12.64	18.94
1/1/2005	3/31/2005	23.83	17.20	21.70
4/1/2005	6/30/2005	26.43	18.42	24.36
7/1/2005	9/30/2005	40.26	24.35	39.49
10/1/2005	12/31/2005	40.70	33.10	38.58
1/1/2006	3/31/2006	49.15	38.61	47.20
4/1/2006	6/30/2006	71.43	43.83	52.20
7/1/2006	9/30/2006	56.00	30.85	34.43
10/1/2006	12/31/2006	45.49	31.88	37.83
1/1/2007	3/31/2007	41.76	33.89	37.67
4/1/2007	6/30/2007	52.20	37.41	45.30
7/1/2007	9/30/2007	47.74	35.97	44.82
10/1/2007	12/31/2007	62.55	44.49	61.64
1/1/2008	3/31/2008	63.96	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.26	39.10	45.00
10/1/2008	12/31/2008	43.98	16.01	22.75
1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	7/31/2009	35.30	27.20	33.11

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Apple Inc.	0.494%	10.506%
Securities linked to The Goldman Sachs Group, Inc.	0.494%	10.006%
Securities linked to Microsoft Corporation	0.494%	9.506%
Securities linked to Peabody Energy Corporation	0.494%	13.006%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of July 31, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.